EXHIBIT 11.1


                  JENNIFER CONVERTIBLES INC. AND SUBSIDIARIES
              STATEMENT RE: COMPUTATION OF NET EARNINGS PER SHARE
                    THIRTEEN WEEKS ENDED NOVEMBER 26, 1994

                     (in thousands, except per share data)



                                                                  Primary
                                                           Thirteen weeks ended
                                                             November 26, 1994
                                                             -----------------


   Net earnings                                                      $440
   Interest adjustments                                               --
                                                                     ----

Adjusted net earnings                                                $440
                                                                     ====

Weighted average common and
  common equivalent shares outstanding:

   Weighted average common shares outstanding                       5,701

   Weighted average common equivalents                               1,148
                                                                    -----
Weighted average common and
   common equivalent shares outstanding                             6,849
                                                                    =====

Net earnings per common and
    common equivalent shares                                        $0.06
                                                                    =====



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